UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): January 4, 2000


                            LANNETT COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                      0-9036              23-0787-699
--------------------------------       -----------        -----------------
State or other Jurisdiction            Commission          I.R.S. Employer
of Incorporation or Organization       File Number        Identification No.


                   9000 State Road, Philadelphia, PA 19136
             ---------------------------------------------------
             Address of Principal Executive Offices and Zip Code


      Registrant's telephone number, including area code: (215) 333-9000



ITEM  1. CHANGES IN CONTROL OF REGISTRANT

     On December 22, 1999, William Farber, the President, Chief Executive Officer, and Chairman of the Board of Lannett Company, Inc., exercised his right to convert a convertible debenture dated December 22, 1991. The convertible debenture relates to a term loan dated August 30, 1991. The principal balance on the loan was $2,000,000 and the conversion rate of the loan was four (4) shares of common stock for every $1.00 of indebtedness. The interest on the loan was paid to date; therefore, the transaction converted the $2,000,000 of indebtedness to 8,000,000 shares of Lannett Company, Inc. common stock. The purpose of this transaction was to convert $2,000,000 of loan debt to equity in Lannett Company, Inc. As of the date of this conversion transaction, Mr. Farber beneficially owns 9,174,986 shares of common stock, which constitutes 69.5% of the common stock outstanding (based upon 13,205,220 shares of common stock outstanding as of December 22, 1999). Although William Farber had effective ownership control of Lannett Company, Inc. prior to this conversion transaction, this transaction gave him official majority ownership control.





                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             LANNETT COMPANY, INC

                                             By:  /s/ Larry Dalesandro
                                                  Chief Operating Officer

Date:  January 4, 2000